Exhibit 99.2

PCTEL, Inc.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(in thousands, except per share data)

The unaudited condensed consolidated pro forma financial statements include the financial statement information for PCTEL, Inc. (PCTEL) and Nexgen Wireless, Inc. (“Nexgen”).

The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting in which the total cost of the Nexgen acquisition was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. This allocation has been done on a provisional basis and is subject to change pending final determination of the fair values of the assets and assumed liabilities. The adjustments included in the unaudited condensed consolidated pro forma financial statements represent the provisional determination of such adjustments based upon currently available information. Accordingly, the actual fair value of the assets acquired, liabilities assumed and the related adjustments may differ from those reflected in this Current Report on Form 8-K/A.

The unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 2014 combines the condensed consolidated statement of operations of PCTEL for the year ended December 31, 2014 and the audited condensed consolidated statements of operations for Nexgen for the year ended December 31, 2014 as if the merger had occurred on January 1, 2014.

The unaudited condensed consolidated pro forma statement of operations for the three months ended March 31, 2015 combines the condensed consolidated statement of operations of PCTEL for the three months ended March 31, 2015 and the unaudited condensed consolidated statements of operations for Nexgen for the two months ended February 28, 2015 as if the acquisition had occurred on January 1, 2014.

The balance sheet as of March 31, 2015 includes the provisional purchase accounting for Nexgen. See our Quarterly Report on Form 10-Q for the balance sheet and additional information related to the acquisition of substantially all of the assets of, and assumption of certain specified liabilities of Nexgen.

No pro forma effects have been given to any operational or other synergies that may be realized from the Nexgen acquisition. The unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions described in the notes to the unaudited condensed consolidated pro forma financial statements.

The unaudited condensed consolidated pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position. These pro forma amounts do not, therefore, project PCTEL’s financial position or results of operations for any future date or period. The accompanying unaudited condensed consolidated pro forma financial information should be read in conjunction with the historical financial statements and the related notes thereto of PCTEL, which are included in its Annual Report on Form 10-K and its Quarterly Reports on Forms 10-Q, as well as other financial information included elsewhere in this Current Report on Form 8-K/A.

PCTEL, INC.

CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS (Unaudited)

Three Months Ended March 31, 2015

(in thousands, except per share data)

	PCTEL, Inc. (as Reported)	Nexgen	Proforma Adjustments		PCTEL, Inc. (Pro Forma)

REVENUES	$26,326	$2,958	$0		$29,284
COST OF REVENUES	16,137	1,907	0		18,044

GROSS PROFIT	10,189	1,051	0		11,240

OPERATING EXPENSES:
Research and development	2,738	296	0		3,034
Sales and marketing	3,530	201	0		3,731
General and administrative	3,363	65	(704	) (a), (b)	2,724
Amortization of intangible assets	654	0	484	(c)	1,138

Total operating expenses	10,285	562	(220)		10,627

OPERATING INCOME (LOSS)	(96)	489	220		613
Other income (expense), net	44	1	(1	) (d)	44

INCOME (LOSS) BEFORE INCOME TAXES	(52)	490	219		657
Expense (benefit) for income taxes	(19)	3	256	(e)	240

NET INCOME (LOSS)	(33)	487	(38)		416

Basic Earnings per Share:
Net loss available to common shareholders	$0.00				$0.02
Diluted Earnings per Share:
Net loss available to common shareholders	$0.00				$0.02

Weighted average shares - Basic	18,312				18,312
Weighted average shares - Diluted	18,312				18,312

*	see accompanying footnotes to the pro forma financial statements

PCTEL, INC.

CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS (Unaudited)

Year Ended December 31, 2014

(in thousands, except per share data)

	PCTEL, Inc. (as Reported)	Nexgen	Proforma Adjustments		PCTEL, Inc. (Pro Forma)

REVENUES	$107,164	$23,827	$0		$130,991
COST OF REVENUES	63,577	13,524	0		77,101

GROSS PROFIT	43,587	10,303	0		53,890

OPERATING EXPENSES:
Research and development	11,736	1,456	0		13,192
Sales and marketing	12,961	987	0		13,948
General and administrative	12,819	320	29	(f)	13,168
Amortization of intangible assets	1,967	0	2,923	(g)	4,890

Total operating expenses	39,483	2,763	2,952		45,198

OPERATING INCOME (LOSS)	4,104	7,540	(2,952)		8,692
Other income (expense), net	1,666	(2)	(4	) (h)	1,660

INCOME (LOSS) BEFORE INCOME TAXES	5,770	7,538	(2,956)		10,352
Expense (benefit) for income taxes	1,158	119	1,560	(i)	2,837

NET INCOME	4,612	7,419	(4,516)		7,515

Basic Earnings per Share:

Net income (loss) available to common shareholders	$0.25				$0.41
Diluted Earnings per Share:

Net income (loss) available to common shareholders	$0.25				$0.41

Weighted average shares - Basic	18,159				18,159
Weighted average shares - Diluted	18,389				18,389

*	see accompanying footnotes to the pro forma financial statements

PCTEL, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

(in thousands)

Acquisition of Nexgen Wireless, Inc.

On February 27, 2015, the Company acquired substantially all of the assets of, and assumed certain specified liabilities of, Nexgen Wireless, Inc., an Illinois corporation (“Nexgen”), pursuant to an Asset Purchase Agreement dated as of February 27, 2015 (the “Nexgen APA”) among PCTEL, Inc., Nexgen, and the principals of Nexgen.

The business of Nexgen is based in Schaumburg, Illinois. Nexgen provides Meridian™, a network analysis tool portfolio, and engineering services. Nexgen’s Meridian software product portfolio translates real-time network performance data into engineering actions to optimize operator performance. Meridian, with its modules of Network IQ™, Subscriber IQ™, and Map IQ™, supports crowd-based, cloud-based data analysis to enhance network performance. Nexgen provides performance engineering, specialized staffing, and trend analysis for carriers, infrastructure vendors, and neutral hosts for 2G, 3G, 4G, and LTE networks.

The provisional purchase consideration for Nexgen was $21.5 million, consisting of $18.25 million in cash paid at closing, $2.25 million held in escrow, an estimated $0.9 million excess working capital true up to be paid in cash, and a potential $2.0 million contingency payment that has been provisionally calculated with a fair value of $0.1 million. The contingent payment was dependent on the achievement of revenue-based goals pertaining to the acquired business for the period commencing on March 1, 2015 and ending on April 30, 2016. The cash consideration paid was provided from the Company’s existing cash. The assets acquired consisted primarily of customer relationships, intellectual property (including trade names), working capital (accounts receivable, work in process, accounts payable and accrued liabilities), and fixed assets. The Nexgen Parties are bound by non-competition covenants under the Nexgen APA, which generally expire on February 27, 2019. The Company calculates the fair value of the assets acquired by using a blended analysis of the present value of future discounted cash flows and the market approach of valuation. The intangible assets recorded have a weighted average amortization period of 5.0 years.

The amortization period by asset is as follows:

Intangible Assets	Useful Life
Customer relationships	5 years
Trade names	5 years
Technology	5 years
Backlog	4 months
Non-compete	4 years

The purchase accounting related to the valuation of certain tangible and intangible assets was still in process at March 31, 2015. The purchase accounting is expected to be completed no later than the quarter ended September 30, 2015. The following is the provisional allocation of the purchase price for the assets from Nexgen at the date of the acquisition as of March 31, 2015:

Tangible assets:
Accounts receivable	$5,437
Prepaid and other assets	49
Deferred cost of sales	24
Fixed assets	43

Total tangible assets	5,553

Intangible assets:
Customer relationships	9,258
Trade names	972
Technology	3,165
Backlog	109
Non-compete	538
Goodwill	2,456

Total intangible assets	16,498

Total assets	22,051

Accounts payable	200
Accrued liabilities	337

Total liabilities	537

Net assets acquired	$21,514

A reconciliation of the assets acquired with the cash paid at closing is as follows:

Net assets acquired	$21,514
Due Nexgen - contingent liability	(91)
Due Nexgen - working capital adjustment	(923)

Cash paid at closing	$20,500

Mr. Jigar Thakkar, the primary founder of Nexgen, remains with the acquired business as the Company’s newly-appointed Vice President, Network Analytics, under an employment arrangement that includes non-competition covenants for the duration of his employment with PCTEL, Inc. and for 12 months thereafter (which covenants are in addition to his non-competition covenants under the Nexgen APA described above). The Company assumed Nexgen’s existing lease for Nexgen’s offices in Schaumburg, Illinois and will operate the acquired business from that location.

The Company does not have any material relationship with Mr. Thakkar and the other principals of Nexgen other than in respect of the Nexgen APA, the Nexgen APA Amendment, the transactions provided for therein, and Mr. Thakkar’s post-acquisition role as the Company’s Vice President and Chief Technology Officer, RF Solutions.

Pro Forma Adjustments –Three Months Ended March 31, 2015

(a)	To eliminate transactions costs of $711 consisting of investment banking fees, due diligence, and legal fees incurred.
(b)	To include additional bank fees of $7 related to lower cash balances.
(c)	To record the amortization for the intangible assets acquired from Nexgen.

(d)	To record the elimination of interest expense related to expense incurred by Nexgen for its lines of credit and other debt and to record the elimination of interest income related to cash investments used for the purchase of Nexgen.
(e)	To record income tax expense related to the Nexgen pretax earnings and related to the pro forma adjustments. Since Nexgen was a pass through entity for tax purposes, the pro forma income tax adjustment for Nexgen represents a true-up to the Company’s statutory rate for federal and state taxes.

Pro Forma Adjustments –Year Ended December 31, 2014

(f)	To include additional bank fees of $29 related to lower cash balances.
(g)	To record the amortization for the intangible assets acquired from Nexgen.
(h)	To record the elimination of interest expense related to expense incurred by Nexgen for its lines of credit and other debt and to record the elimination of interest income related to cash investments used for the purchase of Nexgen.
(i)	To record income tax expense related to the Nexgen pretax earnings and related to the pro forma adjustments. Since Nexgen was a pass through entity for tax purposes, the pro forma income tax adjustment for Nexgen represents a true-up to the Company’s statutory rate for federal and state taxes.

Reclassifications

For the purpose of this unaudited pro forma information, certain amounts in Nexgen’s unaudited consolidated statements of income for the year ended December 31, 2014 and for the two months ended February 28, 2015 were reclassified to maintain consistency in presentation with PCTEL’s financial information.